Exhibit 10.11

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 27, 2012, is by and among Integrated BioPharma, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company party hereto from time to time, whether as an original signatory hereto or as an Additional Debtor (as defined in Section 4.5 below) (such Subsidiaries, the “Subsidiary Debtors” and, collectively with the Company, the “Debtors”), and CD Financial, LLC, a Florida limited liability company, in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Securities Purchase Agreement referred to below).

W I T N E S S E T H:

WHEREAS, reference is made to the Amended and Restated Securities Purchase Agreement, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Securities Purchase Agreement”), by and between the Company and CD Financial, LLC, a Florida limited liability company (the “Investor”), which amended and restated the Securities Purchase Agreement, dated as of February 21, 2008, by and between the Company and Investor in its entirety (as amended, supplemented or otherwise modified from time to time to but excluding the date hereof, the “Original SPA”);

WHEREAS, reference is made to the Security Agreement, dated as of February 21, 2008 (as amended, supplemented or otherwise modified from time to time to but excluding the date hereof, the “Original Security Agreement”), by and among the Company, certain Subsidiaries of the Company party thereto, and the Collateral Agent;

WHEREAS, the Debtors and the Collateral Agent have agreed to amend and restate the Original Security Agreement in its entirety as set forth herein;

WHEREAS, reference is made to Sections 17.9 and 17.10 below; and

WHEREAS, the Company and each Debtor that is a Subsidiary of the Company will directly or indirectly benefit from the extension of credit to the Company represented by the issuance of the Notes and the other transactions contemplated by the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

(a) Terms Defined in the Uniform Commercial Code.  Terms used herein that are defined in Article 9 of the UCC but not otherwise defined in this Agreement (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to the defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones will be controlling.

(b) Defined Terms.  The following terms shall apply to this Agreement:

“Agreement” means this Amended and Restated Security Agreement, dated as of the date hereof, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“CD Financial, LLC” means CD Financial, LLC, a Florida limited liability company.

“Collateral” means, with respect to each Debtor, all present and after-acquired personal property of such Debtor, including the following personal property presently owned or hereafter acquired by such Debtor, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefore, all parts therefore, and all substitutes for any of the foregoing and all other items used and useful in connection with such Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents of such Debtor, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by such Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) All products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Notwithstanding anything to the contrary contained above in this definition of “Collateral”, the term “Collateral” shall not include any Excluded Property

“Company” has the meaning set forth in the introductory paragraph hereto.

“Collateral Agent Parties” has the meaning set forth in Section 15.3.

“Excluded Property” means:

(a) all rights, title and interest of each Debtor in, to and under any of the agreements identified in Schedule I hereto; and

(b) any Equity Interests of a Foreign Subsidiary; provided that this clause (b) shall not apply to voting stock of any Foreign Subsidiary representing 65% of the total voting power of all outstanding voting stock of such Foreign Subsidiary;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a) or (b) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a) or (b)).

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States of America or any state, the District of Columbia or any territory thereof.

“Indemnitees” has the meaning set forth in Section 16.

“Intellectual Property” means, with respect to each Debtor, the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith; (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto; (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof; (v) all rights to obtain any reissues, renewals or extensions of the foregoing; (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Original Security Agreement” has the meaning set forth in the Recitals hereto.

“Pledged Securities” means, with respect to each Debtor, all investment property and general intangibles respecting ownership and/or other equity interests in each Subsidiary of such Debtor, including, without limitation, the shares of capital stock and the other equity interests in any Person, and any other shares of capital stock and/or other equity interests of any other Subsidiary of any Debtor obtained in the future, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing, and all rights arising under or in connection with the foregoing, including, but not limited to, all dividends, interest and cash.

 “Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Security Interest” has the meaning set forth in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

(c) Terms Defined in the Securities Purchase Agreement.  Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(d) Usage.  Section 1.2 of the Securities Purchase Agreement shall apply herein, and is incorporated herein by reference, mutatis mutandis, as if a part hereof.

2.	GRANT OF SECURITY INTEREST.

As an inducement for the Secured Parties to enter into the transactions contemplated by the Securities Purchase Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and (subject to Section 12) irrevocably pledges, grants and hypothecates to the Collateral Agent, for the benefit of each Secured Party pari passu with each of the other Secured Parties, a continuing security interest in and to, a lien upon and a right of set off against all of its respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

Notwithstanding the foregoing, nothing herein shall be deemed to constitute a pledge, grant, hypothecation or assignment of any asset which, in the event of a pledge, grant, hypothecation or assignment, becomes void by operation of applicable law or a pledge, grant, hypothecation or assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

3.	DELIVERY OF CERTAIN COLLATERAL.

Subject to Section 17.11, each Debtor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties (a) any and all certificates and other instruments representing or evidencing the Pledged Securities; and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all necessary endorsements.  The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent a true and correct copy of each Organizational Document governing of each Debtor and their respective Subsidiaries.

4.	REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE DEBTORS.

A. Each Debtor represents and warrants to, and covenants and agrees with, the Collateral Agent, for the benefit of the Secured Parties, as follows:

4.1. Debtor Information.  As of the Effective Date, all of the information set forth on Schedule II is true, correct and complete in all respects.  No Debtor shall change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Debtor provides any financing statements necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement.

4.2. Validity, Perfection and Maintenance of Security Interests.

(a) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.  Upon filing of UCC-1 financing statements with the secretary of state’s office of the state in which such Debtor is organized, and payment of the applicable filing fees, all security interests created hereunder in any Collateral owned by such Debtor which may be perfected by filing UCC-1 financing statements shall have been duly perfected.

(b) Each Debtor hereby authorizes the Secured Parties, or any of them, to file UCC financing statements and any other financing statements or other similar filings under the UCC with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.  The Debtors shall, at the Debtors’ sole cost and expense, promptly execute and/or deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request and may in its reasonable discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement and assignment with respect to the Debtors’ Intellectual Property in which the Collateral Agent for the benefit of the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Collateral Agent.

(c) The Debtors shall at all times maintain the Security Interest provided for hereunder as valid and perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 12.  The Debtors hereby agree to defend the same against the claims of any and all Persons.  The Debtors shall obtain and furnish to the Secured Parties from time to time, upon reasonable demand, such releases and/or subordinations of claims and Liens which may be required to maintain the priority of the Security Interest hereunder.

4.3. Collateral.

(a) Each Debtor is the sole owner of the Collateral owned by it (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any Liens (other than Permitted Liens), and is fully authorized to grant the Security Interest.

(b) The Debtors shall keep and preserve their equipment, inventory and other tangible Collateral in good condition, repair and order, ordinary wear and tear excepted, and except where failure to do so, individually or in the aggregate, does not and could not reasonably be expected to result in a Material Adverse Effect.  Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral consistent with past practices.

(c) The Debtors shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(d) The Debtors shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral except as otherwise permitted or required under the Securities Purchase Agreement or any other Transaction Document.

(e) So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any applicable governmental filing or recording office or agency any UCC financing statement or other similar document or instrument (except (i) to the extent filed or recorded in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, (ii) to the extent filed or recorded in favor of the Senior Agent or any Senior Lenders pursuant to or in connection with the Senior Loan Documents, and (iii) filed in respect of any Permitted Liens).

(f) As of the Effective Date, the capital stock and other equity interests listed on Schedule III represent all of the capital stock and other equity interests of the Company Subsidiaries, and represent all capital stock and other equity interests owned, directly or indirectly, by the applicable Debtor.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and each Debtor is the legal and beneficial owner of the Pledged Securities owned by it, free and clear of any Lien except for Permitted Liens.  The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Pledged Securities by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.  Each Debtor shall vote the Pledged Securities owned by it to comply with the applicable covenants and agreements set forth herein and the other Transaction Documents applicable to it.

(g) Such Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial and material change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Collateral Agent’s Security Interest therein.  Upon not less than five (5) Business Days’ prior notice, each Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time, all at the expense of the Collateral Agent and the Secured Parties.

4.4. Insurance.

(a) The assets and properties of each Debtor at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Debtor so that such insurance shall remain in full force and effect.  Each Debtor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At each Borrower’s own cost and expense in amounts and with carriers reasonably acceptable to the Collateral Agent, each Debtor shall (a) keep all its insurable properties and properties in which such Debtor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and maintain business interruption insurance, and for such amounts, in each case as is customary maintained by companies engaged in businesses similar to such Debtor’s operating in the same or similar locations including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Debtor insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Debtor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets, as is customarily maintained by companies engaged in businesses similar to the Debtors operating in the same or similar locations including business interruption insurance; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others, as is customarily maintained by companies engaged in businesses similar to the Debtors operating in the same or similar locations including business interruption insurance; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Debtor is engaged in business, as is customarily maintained by companies engaged in businesses similar to Debtor s operating in the same or similar locations including business interruption insurance; (e) furnish the Collateral Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to the Collateral Agent, naming the Collateral Agent as an additional insured, mortgagee and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to the Collateral Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to the Collateral Agent.  In the event of any loss thereunder, the carriers named therein hereby are directed by the Collateral Agent and the applicable Debtor to make payment for such loss to the Collateral Agent and not to such Debtor and the Collateral Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Debtor and the Collateral Agent jointly, the Collateral Agent may endorse such Debtor’s name thereon and do such other things as the Collateral Agent may deem advisable to reduce the same to cash.  All loss recoveries received by the Collateral Agent upon any such insurance may be applied to the Obligations, in such order as the Collateral Agent in its sole discretion shall determine.  Any surplus shall be paid by the Collateral Agent to the Debtors or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Debtors to the Collateral Agent, on demand.

(b) Anything hereinabove in Section 4.4(a) to the contrary notwithstanding and subject to the fulfillment of the conditions set forth below, the Collateral Agent shall remit to the Company insurance proceeds received by the Collateral Agent during any calendar year under insurance policies procured and maintained by the Debtors which insure the Debtors’ insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such calendar year or $100,000 per occurrence.  In the event the amount of insurance proceeds received by the Collateral Agent for any occurrence exceeds $100,000, then the Collateral Agent shall not be obligated to remit the insurance proceeds to the Company unless the Company shall provide the Collateral Agent with evidence reasonably satisfactory to the Collateral Agent that the insurance proceeds will be used by the Debtors to repair, replace or restore the insured property which was the subject of the insurable loss.  In the event the Debtors has previously received (or, after giving effect to any remittance by the Collateral Agent to Borrowing Agent would receive) insurance proceeds which equal or exceed $250,000 in the aggregate during the calendar year in question, then the Collateral Agent may, in its sole discretion, either remit the insurance proceeds to Borrowing Agent upon Borrowing Agent providing the Collateral Agent with evidence reasonably satisfactory to the Collateral Agent that the insurance proceeds will be used by the Debtors to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid.  The agreement of the Collateral Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default shall then have occurred, and (y) the Debtors shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

(c) The parties hereto agree and acknowledge that all of Section 4.4(b) shall only apply at any time after the Senior Discharge Date.

4.5. Additional Debtors.  From time to time subsequent to the date hereof, pursuant to Section 5.3(h) of the Securities Purchase Agreement, each Subsidiary of the Company may become a party hereto as an additional Debtor (each, an “Additional Debtor,” and collectively, the “Additional Debtors”), by executing a joinder agreement substantially in the form of Exhibit A attached hereto (each, a “Joinder Agreement”).  Upon delivery of a Joinder Agreement to the Collateral Agent, notice of which is hereby waived by the Debtors, each Additional Debtor shall be a Debtor hereunder and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto.

4.6. Existence.  Such Debtor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, franchises, governmental authorizations, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so, individually or in the aggregate, does not, and could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under the Securities Purchase Agreement.

B.           Each Debtor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows

4.7. Good Standing; Due Authorization, Enforceability.

(a) Such Debtor is duly organized, validly existing and in good standing in the jurisdiction of its formation and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Such Debtor is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have a Material Adverse Effect.

(b) Such Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into and consummate the transactions required to be consummated by it as contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by such Debtor of this Agreement and the consummation by it of the transactions required to be consummated by it as contemplated hereby have been duly authorized by all necessary organizational action on the part of such Debtor and no further action, consent or authorization of such Debtor, or its board of directors (or Persons performing similar functions), shareholders or members, or to its knowledge, any Governmental Authority, or by any other Person or entity is required in connection therewith, except (i) such as have been obtained or made and are in full force and effect and (ii) filings and registrations and entering into of control agreements necessary to perfect the Liens created hereunder.

(c) This Agreement has been duly executed and delivered by such Debtor.  This Agreement constitutes a legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

4.8. Approvals.  The execution and delivery by such Debtor of this Agreement and each other Transaction Documents to which it is a party, and the performance by such Guarantor of its obligations hereunder and thereunder do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (i) such as have been obtained or made and are in full force and effect and (ii) filings and registrations and the entering into of control agreements necessary to perfect the Liens created under the applicable Transaction Documents.

4.9. No Conflicts.  The execution, delivery and performance of this Agreement by such Debtor and the performance by such Debtor of its obligations hereunder do not and will not: (i) violate or conflict with any of the provisions of any Organizational Documents of such Debtor; (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, award, or other restriction of any court, governmental body or arbitrator or any law, rule or regulation applicable to or binding upon such Debtor (including Federal and state securities laws and regulations), or to which such Debtor or any of such Debtor’s property is subject, except to the extent such violation does not, or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, adverse amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture, credit facility, debt instrument or other instrument to which such Debtor is a party or by which any property or asset of such Debtor is bound or affected, except to the extent such conflict, default or termination does not, or would not reasonably be expected, individually or in the aggregate, result in a Material Adverse Effect.

4.10. Disclosure.  The representations, warranties and written statements made by the Debtors contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered by the Debtors to the Secured Parties pursuant to this Agreement and the other Transaction Documents, taken as a whole, do not contain, when furnished, any untrue statement of a material fact, and do not, when taken as a whole, omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made; and, to the extent that any such information constitutes projections, budgets, estimates or other forward looking statements, such projections, budgets, estimates or other forward looking statements were prepared in good faith on the basis of assumptions believed by the Company to be reasonable at the time such projections, budgets, estimates or other forward looking statements were furnished (it being understood that projections, budgets, estimates or other forward looking statements by their nature are inherently uncertain, that no assurances can be given that projections, budgets, estimates or other forward looking statements will be realized, and that actual results in fact may differ materially from any projections, budgets, estimates or other forward looking statements provided to the Secured Parties).

5.	DUTY TO HOLD IN TRUST.

5.1. Cash and Payment Obligations.  Upon the occurrence and during the continuation of an Event of Default, if requested to do so by the Collateral Agent in writing, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to any Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for and on behalf of and for the benefit of the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both (to the extent permitted by law), to the Collateral Agent for distribution to the Secured Parties on a pro rata basis for application to the satisfaction of the Obligations.

5.2. Securities and Other Assets.  If a Debtor shall become entitled to receive or shall receive any securities,  certificates or instruments (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, or other similar property or certificates representing a dividend or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of any of its Subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) deliver any and all certificates or instruments evidencing the same to the Collateral Agent, for the benefit of the Secured Parties, on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Debtor, in the exact form received together with all requisite necessary endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.

6.	RIGHTS AND REMEDIES UPON DEFAULT.

6.1. Scope of Rights and Remedies.  Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent, for the benefit of the Secured Parties, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the other Transaction Documents, and the Collateral Agent, for the benefit of the Secured Parties, shall have all the rights and remedies of a secured party under the UCC.  Without limiting any of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the following rights and powers:

(a) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any Person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Debtors’ premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Debtors’ premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) Upon reasonable notice to the Debtors by the Collateral Agent, all rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtors to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such reasonable notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Collateral Agent, to exercise in the Collateral Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or a Debtor or any of its Subsidiaries.

(c) The Collateral Agent shall have the right to operate the business of the Debtors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(d) The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.

(e) The Collateral Agent may (but is not obligated to) direct any financial intermediary or any other Person holding any investment property to transfer the same to the Collateral Agent or its designee.

(f) The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.

6.2. Disposition of Collateral.  The Collateral Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser.  In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following and during the continuation of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

6.3. License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following and during the continuation of  an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7.	APPLICATIONS OF PROCEEDS.

The proceeds of any such sale, lease or other disposition of the Collateral resulting from the exercise of rights and remedies pursuant to Section 6 shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent and Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtors any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at an interest rate equal to the Default Interest Rate, and the reasonable fees of any attorneys employed by the Collateral Agent and the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent and the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Collateral Agent or the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

8.	SECURITIES LAW PROVISION.

Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Parties have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  Each Debtor shall cooperate with the Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default.

9.	COSTS AND EXPENSES.

Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties.  The Debtors will also, upon demand, pay to the Collateral Agent, for the benefit of the Secured Parties, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement or any other Transaction Document; or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.  Until so paid, any fees payable hereunder shall be added to the amount payable under the Notes and shall bear interest at the Default Interest Rate.  The Debtors shall also pay all other claims and charges which might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein, except for claims and/or charges that are being contested in food faith or with respect to which the failure to make payment does not have a Material Adverse Effect.

10.	RESPONSIBILITY FOR COLLATERAL.

The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  The Collateral Agent agrees to act in accordance with commercially reasonable standards and the UCC.  Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale; and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party or to which it may be entitled at any time or times.

11.	SECURITY INTEREST ABSOLUTE.

All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of any of the Transaction Documents; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of any of the Transaction Documents (other than any agreement signed by the Collateral Agent for the benefit of the Secured Parties specifically releasing such obligations); (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by any of the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby (other than payment in full of the Obligations).  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent for the benefit of any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Each Debtor waives all right to require any Secured Party to proceed against any other Person or to apply any Collateral which the Collateral Agent or any Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.  Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

12.	TERM OF AGREEMENT.

This Agreement and the Security Interest shall terminate on the date on which all Obligations have been indefeasibly paid or satisfied in full; provided, however, that all indemnities of the Debtors contained in Section 16 shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

13.	POWER OF ATTORNEY.

Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) pay or discharge taxes, Liens (other than Permitted Liens), or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, execute and deliver any and all documents and instruments and do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the other Transaction Documents all as fully and effectually as the Debtors might or could do.  Each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue of the foregoing sentence.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall remain unpaid in full.

14.	OTHER SECURITY.

To the extent that the Obligations are now or hereafter secured by property of Debtor other than the Collateral or by the guarantee, endorsement or property of any other Person (other than any Loan Party), then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder. Notwithstanding the foregoing in this Section 14 to the contrary, in no event shall the Collateral Agent or any Secured Party be entitled to a mortgage or deed of trust on any real or leasehold property of any Debtor.

15.	COLLATERAL AGENT.

15.1. Appointment, Resignation and Removal.  The Secured Parties hereby appoint CD Financial, LLC, as  to act as the Collateral Agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder and under any other Transaction Document to which the Collateral Agent is a party. Any Person serving as the Collateral Agent may resign as Collateral Agent hereunder and thereunder at any time by giving written notice thereof to each Holder and the Debtors, and such resignation shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 15.2.  Any Person serving as Collateral Agent may be removed at any time or from time to time by the affirmative vote of the Holders holding a majority of the outstanding principal of the Notes, and such removal shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 15.2.

15.2. Successor Agent.  Upon the resignation or removal of a Collateral Agent, a successor agent may (or, in the case of removal, shall) be appointed by the Holders holding a majority of the outstanding principal of the Notes, and such appointment shall become effective upon (x) such successor agent accepting such appointment in writing and (y) the Debtors reasonably approving such appointment (which approval shall not be unreasonably withheld or delayed).  If no successor agent shall have been so appointed by the Holders within thirty (30) days after receipt of a resignation notice from the Collateral Agent, then the Collateral Agent shall have the right to appoint a successor agent in its sole and absolute discretion, and any successor agent to be so appointed must be approved by the Debtors (which approval shall not be unreasonably withheld or delayed), and such successor agent shall commence serving as the Collateral Agent hereunder and under any other Transaction Document to which the Collateral Agent is a party,  upon (x) such successor agent’s acceptance of such appointment in writing and (y) the Debtors’ approval.

15.3. Exculpation; Limitation and Delegation of Duties.  Neither the Collateral Agent nor any of its directors, officers, partners, agents, representatives, advisors or employees (collectively, the “Collateral Agent Parties”) shall be liable to any Holder for any action taken or omitted to be taken by any of them hereunder and under any other Transaction Document to which the Collateral Agent is a party, except for their own gross negligence or willful misconduct.  None of Collateral Agent Parties shall be responsible for, or have any duty to ascertain the veracity, performance or satisfaction of, any representation, warranty, covenant, agreement or condition made or contained in this Agreement or any other Transaction Document.  The Collateral Agent may undertake any of its duties as Collateral Agent hereunder and under any other Transaction Document to which the Collateral Agent is a party by or through employees, agents and attorneys-in-fact and shall not be liable to any Holder for the negligence or misconduct of any such agents or attorneys-in-fact selected in good faith by the Collateral Agent.

15.4. Indemnification by Holders.  The Holders hereby indemnify each of the Collateral Agent Parties for any losses, obligations, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and other liabilities of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Agent’s performance of its obligations under this Agreement or under any other Transaction Document to which the Collateral Agent is a party, except for (i) those costs that are actually reimbursed by the Debtors under this Agreement or any other applicable Transaction Document; and (ii) liabilities directly attributable to the gross negligence or willful misconduct of any Collateral Agent Party.  The payment of any indemnification obligation hereunder shall be made by each Holder on a pro rata basis, based on the principal amount of the Note(s) then owned by such Holder as compared to the aggregate principal amount of the Notes then outstanding.

16.	INDEMNIFICATION.

The Debtors shall jointly and severally indemnify, reimburse and hold harmless the  Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the other Transaction Documents.

17.	MISCELLANEOUS.

17.1. Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that in such case the parties hereto shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties hereto.

17.2. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  A Holder may assign its rights hereunder in connection with any private sale or transfer of its Note(s) in accordance with, and subject to the terms of, the Securities Purchase Agreement, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. No Debtor may assign its rights or obligations under this Agreement.

17.3. Injunctive Relief.  Each Debtor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Secured Party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

17.4. Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, to the extent permitted by applicable law, and agrees, to the extent permitted by applicable law,  not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives, to the extent permitted by applicable law, personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.5. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

17.6. Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.7. Notices.  Any notice, demand or request required or permitted to be given by any Debtor, Collateral Agent or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to an overnight courier; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to any Debtor:

Integrated BioPharma, Inc. 225 Long Avenue Hillside, New Jersey 07205 Attn: Chief Executive Officer and Chief Financial Officer Tel: 973-926-0816 Fax: 973-926-1735

With a copy (which shall not constitute notice) to:

Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attn: Eric A. Stabler, Esq. Tel: 212-592-5982 Fax: 212-545-3317

If to the Collateral Agent or any Secured Party:

CD Financial, LLC 3299 NW Second Avenue Boca Raton, Florida 33431 Attn: William H. Milmoe, Manager Tel: 561-278-1169 Fax: 561-278-6930

With a copy (which shall not constitute notice) to:

Muller & Lebensburger 7385 Galloway Road Suite 200 Miami, Florida 33173 Attention: Charles E. Muller II, Esq. Tel. No.: 305-670-6770 Fax No.: 305-670-6769

or as shall otherwise be designated by such party in writing to the other parties hereto in accordance with this Section 17.7.

17.8. Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties hereto.  No (i) amendment to this Agreement or (ii) waiver of any agreement or other obligation of a Debtor under this Agreement may be made or given except pursuant to a written instrument executed by the Debtors, the Collateral Agent and the Holders holding a majority of the outstanding principal of the Notes.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.9. Acknowledgement and Reaffirmation; Amendment and Restatement.

(a) Each Debtor hereby acknowledges and confirms that pursuant to the Original Security Agreement it granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Original Security Agreement) a lien on and security interest in the “Collateral” (as defined in the Original Security Agreement) to secure the “Obligations” (as defined in the Original Security Agreement) (herein referred to as the “Original Obligations”), and hereby reaffirms such grant of a lien on and security interest in such Collateral to the Collateral Agent for the benefit of the Secured Parties.

(b) This Agreement shall amend and restate the Original Security Agreement; provided, however, that the execution and delivery of this Agreement shall not in any circumstance be deemed to have terminated, extinguished or discharged the grant of the security interest to the Collateral Agent for the benefit of the Secured Parties by the Debtors (other than the Released Debtors) in respect of the Original Obligations (defined above in Section 17.9(a)) under the Original Security Agreement.

17.10. Subordination Agreement.  The parties hereto acknowledge and agree that (i) the Liens and security interest granted to the Collateral Agent pursuant hereto and (ii) the Security Interest and the terms of this Agreement in each case are subject to the terms of the Subordination Agreement.   In the event of any conflict between the terms of the Subordination Agreement and the terms of this Agreement, the terms of the Subordination Agreement shall govern.

17.11. Second Priority Nature of Liens

.  Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Obligations, (i) the requirements of this Agreement to endorse, sign or deliver Collateral to the Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of such Collateral to the Senior Agent and (ii) any endorsement, assignment or delivery to the Senior Agent shall be deemed an endorsement, assignment or delivery to the Collateral Agent for all purposes hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEBTORS:

INTEGRATED BIOPHARMA.INC.

By:	/s/ E. Gerald Kay
Name: E. Gerald Kay
Title: President

AGROLABS, INC.

By:	/s/ Christina Kay
Name: Christina Kay
Title: President

IHT HEALTH PRODUCTS, INC.

By:	/s/ Christina Kay
Name: Christina Kay
Title: President

IHT PROPERTIES CORP.

By:	/s/ Riva Sheppard
Name: Riva Sheppard
Title: President

INB:MANHATTAN DRUG COMPANY, INC.

By:	/s/ Riva Sheppard
Name: Riva Sheppard
Title: President

VITAMIN FACTORY, INC.

By:	/s/ E. Gerald Kay
Name: E. Gerald Kay
Title: President

[Signature Page to Amended and Restated Security Agreement]

COLLATERAL AGENT:

CD FINANCIAL, LLC

By:	/s/ William H. Milmoe
Name: William H. Milmoe
Title: Manager

AGREED TO AND ACCEPTED
as of the date above first written by:

HOLDER:

CD FINANCIAL, LLC

By:	/s/ William H. Milmoe
Name: William H. Milmoe
Title: Manager

[Signature Page to Amended and Restated Security Agreement]

SCHEDULE I

EXCLUDED PROPERTY

1.	Any development and/or supply agreement or similar agreement by and between any Debtor and any Herbalife Entity (defined below).

“Herbalife Entity” means any of the following: (i) Herbalife International of America, Inc.; (ii) Herbalife International (Thailand), Inc.; (iii) Herbalife International Luxembourg S.ar.1.; (iv) Herbalife International South Africa Ltd; (v) Herbalife Korea Co. Ltd.; and (vi) any affiliates of any of the foregoing.

SCHEDULE II

CERTAIN INFORMATION FOR EACH DEBTOR

Legal Name of Debtor and any fictitious names	Type of organization	Jurisdiction of organization	Organizational Identification Number
Integrated BioPharma, Inc.	corporation	Delaware	2538924
AgroLabs, Inc.	corporation	New Jersey	0100529400
IHT Health Products, Inc.	corporation	Delaware	3275322
IHT Properties Corp.	corporation	Delaware	3289320
Vitamin Factory, Inc.	corporation	Delaware	0945245
InB:Manhattan Drug Company, Inc.	corporation	New York	n/a

SCHEDULE III

CAPITAL STOCK OF THE COMPANY SUBSIDIARIES AND OTHER EQUITY INTERESTS

InB:Manhattan Drug Company, Inc.	1,000 Common Shares
AgroLabs, Inc.	100 Common Shares
IHT Health Products, Inc.	100 Common Shares
Vitamin Factory, Inc.	100 Common Shares
IHT Properties Corp.	100 Common Shares
The Organic Beverage Company	100 Common Shares
Gero Industries, Inc.	100 Common Shares
Scientific Sports Nutrition, Inc.	100 Common Shares
InB:Paxis Pharmaceuticals, Inc.	1,500 Common Shares
Designer Nutrition Laboratories, Inc.	50 Common Shares
Connaught Press, Inc.	100 Common Shares

Annex A

FORM OF JOINDER AGREEMENT

[Name and address of Additional Debtor]

[Date]

CD Financial, LLC, as Collateral Agent
      under the Security Agreement referred to below
3299 NW Second Avenue
Boca Raton, Florida 33431
Attn:  William H. Milmoe, Manager

Ladies and Gentlemen:

Reference is made to Amended and Restated Security Agreement, dated as of June 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), by and among Integrated BioPharma, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto, and CD Financial, LLC, a Florida limited liability company, in its capacity as collateral agent for the benefit of the Secured Parties (in such capacity, the “Collateral Agent”).

The Security Agreement was executed and delivered in connection with that certain Amended and Restated Securities Purchase Agreement, dated as of June 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time), by and between the Company and CD Financial, LLC, a Florida limited liability company, as the initial Investor (as defined therein).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [________________] (the “Additional Debtor”), pursuant to Section 4.5 of the Security Agreement.  The Additional Debtor hereby agrees to be bound as a Debtor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement.  Without limiting the generality of the foregoing, the Additional Debtor hereby grants and pledges to the Collateral Agent on behalf of the Secured Parties, as collateral security for the full and prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Debtor thereunder.  The Additional Debtor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Debtors contained in the Security Agreement.

Annexed hereto as Annex I are supplements to each of the schedules to the Security Agreement with respect to the Additional Debtor.  Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Joinder Agreement or any amendments, waivers, consents or supplements hereto by facsimile or telefax shall be effective as delivery of a manually executed counterpart thereof.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Remainder of page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the Additional Debtor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

ADDITIONAL DEBTOR:

[INSERT NAME OF ADDITIONAL DEBTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED
as of the date above first written by:

COLLATERAL AGENT:

CD FINANCIAL, LLC

By:
Name:
Title:

[Annex I to be attached]